Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Santo Mining Corporation (the “Company”) on Form 10-Q for the quarterly period ended January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alain French, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Alain French
Alain French President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Director (Duly Authorized, Principal Executive Officer and Principal Financial Officer)

Date: March 25, 2014

A signed original of this written statement required by Section 906 has been provided to Santo Mining Corporation and will be retained by Santo Mining Corporation and furnished to the Securities and Exchange Commission or its staff upon request.